UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 11, 2012

CONVERTED ORGANICS INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33304	204075963
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7A Commercial Wharf West, BOSTON, Massachusetts		02110
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-624-0111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 11, 2012, Converted Organics Inc. ("Company," "we," "our," or "us") entered into a letter agreement (the "Agreement") with Iroquois Master Fund Ltd. and Iroquois Capital Opportunity Fund LP (collectively, the "Warrant Holders"), pursuant to which we agreed to amend certain warrants previously issued to the Warrant Holders as described below and the warrants previously issued to the Warrant Holders prior to December 2010 were canceled.

Pursuant to the Agreement, the following amendments were made to the warrants issued to the Warrant Holders from and after December 2010: (1) the anti-dilution price protection currently contained in such warrants (which provides that if we issue common stock or common stock equivalents at a price per share that is lower than the exercise price of the warrants, the exercise price of the warrants will be reduced to such lower price) will now also apply to issuances of common stock or common stock equivalents to the Warrant Holders under separate securities; (2) upon any adjustment in the exercise price of the warrants as described in (1) above or otherwise, the number of shares of common stock underlying such warrants shall be increased such that the aggregate exercise price of the warrants will remain the same; (3) a portion of the warrant issued to IMF on March 13, 2012, would be callable by us upon if the daily volume of our common stock was 2.0 million shares or greater for five consecutive trading days; and (4) upon a Fundamental Transaction (as defined in each of the warrants), the Warrant Holders will be permitted to require us (or any successor entity) to purchase the warrants from the Warrant Holders at a price equal to the greater of (A) the Black Scholes Value (as defined in the Agreement) of the warrants or (B) the product of $0.10 multiplied by the number of shares underlying such warrants (disregarding, for the purposes of making the calculation of the number of shares underlying the warrants, any adjustments to such share number arising solely from an adjustment to the exercise price of the warrants due to the completion of a combination (or reverse split) of our common stock after the date of the Agreement; provided that the amount payable to the Warrant Holders pursuant to (B) above will not exceed $25.0 million in the aggregate.

The foregoing descriptions of the Agreement and the transactions contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the Agreement attached hereto as an exhibit and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is hereby incorporated by reference. The amendments to the warrants were effected in a transaction exempt from registration under the Securities Act of 1933, in reliance on Section 3(a)(9).

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable

(b) Not Applicable

(c) Not applicable

(d) Exhibits

10.1 Letter Agreement by and among the Company and the Warrant Holders dated April 11, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERTED ORGANICS INC.

April 12, 2012	By:	Edward Gildea

Name: Edward Gildea
Title: President

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Exhibit Index

Exhibit No.	Description

10.1	10.1 Letter Agreement by and among the Company and the Warrant Holders dated April 11, 2012.